Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Cindy Roberts
Director of Investor Relations
817-224-1461
cindy.roberts@dyn-intl.com

DynCorp International Inc. Announces First Quarter Fiscal 2008 Results

•       Revenue Increased to $548.7 million

•       Earnings Per Share Increased to $0.22 from ($0.01) in Q1 FY’07

•       EBITDA Increased 8.7% to $44.4 million

Falls Church, Va. — July 30, 2007 - DynCorp International Inc. (NYSE: DCP), a provider of specialized mission-critical technical services to civilian and military government agencies, today announced its results for the first quarter ended June 29, 2007.

First Quarter 2008 Results Compared to First Quarter 2007

Revenue for the first quarter of fiscal 2008 was $548.7 million, a 2.0% increase over revenue of $537.7 million for the first quarter of fiscal 2007. Revenue for the Government Services (GS) segment, which represented 65% of Company revenue in the first quarter, decreased to $358.0 million for the first quarter of fiscal 2008, down $0.9 million or 0.3% from the comparable period in fiscal 2007.  GS revenue was impacted by task order losses under the Worldwide Personal Protective Services program and completion of construction projects under the CIVPOL program.  Offsetting these reductions were revenue increases on the International Narcotics and Law Enforcement program, construction work in Africa and additional services in Afghanistan on the CIVPOL program. Revenue for the Maintenance and Technical Support Services (MTSS) segment for the first quarter of fiscal 2008 increased to $190.7 million, up $11.9 million or 6.7% as compared to the first quarter of fiscal 2007. MTSS revenue, which represented 35% of Company revenue in the first quarter of fiscal 2008, benefited from a new contract under which the Company provides logistics support services to the U.S. Air Force C-21 fleet.

Operating income was $31.7 million in the first quarter of fiscal 2008 compared to $28.8 million in the first quarter of fiscal 2007, a 10.0% increase. Operating margin was 5.8%, as compared to operating margin of 5.4% in the first quarter of fiscal 2007.  Operating margin increased by 0.4% of revenue primarily due to improved contract performance.  Earnings per share increased from a loss of $0.01 for the first quarter of fiscal 2007 to earnings of $0.22 for the first quarter of fiscal 2008.  Earnings Per Share for the first quarter of fiscal 2007 was negatively impacted by $12.2 million from interest on preferred stock and the early extinguishment of debt and preferred stock

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the first quarter of 2008 increased 8.7% to $44.4 million as compared to $40.8 million in first quarter of fiscal 2007.

Total debt was $595.5 million at June 29, 2007, a reduction of $35.5 million from March 30, 2007.  Of this total, $34.6 million was due to an Excess Cash Flow payment requirement under the terms of our credit agreement.  Accounts receivable as of June 29, 2007 was $496.1 million, up from $462.0 million as of March 30, 2007 which resulted in a corresponding increase in Days Sales Outstanding (DSO) to 74 days from 67 days.  This increase was primarily due to payment timing issues related to a system change with the Department of State.

Backlog as of June 29, 2007 was $6.0 billion.  Included in this total is $3.3 billion from the linguist and translation services contract awarded by the U.S. Army Intelligence and Security Command (INSCOM) to Global Linguist Solutions LLC (GLS), a joint venture of DynCorp International and McNeil Technologies. The incumbent contractor’s protest of the award to GLS was sustained by the Government Accountability Office (GAO).  The company’s backlog and estimated remaining contract value metrics may require future adjustment depending on the outcome of future procurement actions taken by the U.S. Army in implementing the GAO’s recommendation.

Fiscal 2008 Guidance

The Company confirms the previously provided guidance for its fiscal year ending March 28, 2008, based on its current backlog and management’s estimate of future contract awards.  This guidance excludes the previously discussed INSCOM contract award.

FY 2008
Revenue	$2.3 to $2.4 billion
EBITDA	$190 to $200 million
Diluted earnings per share	$1.00 to $1.10

Conference Call

The Company will host a conference call at 8:30 a.m. EDT on Monday, July 30, 2007 to discuss fiscal 2008 first quarter results.  To participate in the conference call, dial (866) 871-0758 and enter conference ID number: 6253830.  International callers should dial (706) 634-5249 and enter the same conference ID number above.  A telephonic replay will be available from 9:30 a.m. EDT on July 30, 2007 through 11:59 pm EDT on August 13, 2007.  To access the replay, please dial (800) 642-1687 or (706) 645-9291 and enter the following ID number: 6253830.

About DynCorp International

DynCorp International Inc., through its operating company DynCorp International LLC, is a provider of specialized mission-critical technical services to civilian and military government agencies.  It operates major programs in law enforcement training and support, security services, base operations, aviation services and operations and logistics support worldwide. Headquartered in Falls Church, VA, DynCorp International Inc. has more than 14,600 employees worldwide.  For more information, visit our website at www.dyn-intl.com.

Reconciliation to GAAP

In addition to the Company’s financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP.  Management believes these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company.  Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

For a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures, please see the financial schedules accompanying this release.

Forward-looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenue and profitability.  All of these forward-looking statements are based on estimates and assumptions made by the Company’s management that, although believed by the Company to be reasonable, are inherently uncertain.  Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of its control that may cause its business, strategy or actual results or events to differ materially from the statements made herein.  These risks and uncertainties may include, but are not limited to, the following: changes in the demand for services the Company provides; termination of key U.S. government contracts; pursuit of new commercial business and foreign government opportunities; activities of competitors including the filing of bid protests; changes in significant operating expenses; changes in availability of capital; general economic and business conditions in the U.S. and abroad; acts of war or terrorist activities; variations in performance of financial markets; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission.  Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements.  The Company’s actual results could differ materially from those contained in the forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

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(Financial tables follow)

DYNCORP INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	For the Three Months Ended
	June 29, 2007	June 30, 2006
	(unaudited)	(unaudited)

Revenues	$548,673	$537,684

Cost of services	(480,089)	(470,334)
Selling, general and administrative expenses	(26,536)	(27,405)
Depreciation and amortization expense	(10,390)	(11,137)
Operating income	31,658	28,808

Other (expense) income:
Interest expense	(14,489)	(14,814)
Interest expense on mandatory redeemable shares	—	(3,002)
Loss on early extinguishment of debt and preferred stock(1)	—	(9,201)
Net earnings from affiliates	891	446
Interest income	1,250	150
Income before income taxes	19,310	2,387
Provision for income taxes	(7,052)	(3,004)
Net income (loss)	$12,258	$(617)

Earnings (loss) per share:
Basis and diluted	$0.22	$(0.01)

Average shares outstanding:
Basic and diluted	57,000	47,934

EBITDA(2)	$44,368	$40,804
EBITDA margin	8.1%	7.6%

Operating cash flow	$3,563	$2,977

(1)             Represents the premium associated with the redemption of all of the outstanding preferred stock, premium on the redemption of a portion of the senior subordinated notes and write-off of deferred financing costs associated with the early retirement of a portion of the senior subordinated notes.

(2)             EBITDA is a primary component of certain covenants under our senior secured credit facility and is defined as net income before interest expense, income taxes, depreciation and amortization.  We believe that EBITDA is useful to investors as a way to evaluate our ability to incur and service debt, make capital expenditures and meet working capital requirements.  EBITDA does not represent net income or cash flows from operations, as these terms are defined under generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.  EBITDA as presented in this press release is not necessarily comparable to similarly titled measures reported by other companies.

DYNCORP INTERNATIONAL INC.
RECONCILIATION OF NET INCOME TO EBITDA
(In thousands)

	For the Three Months Ended
	June 29, 2007	June 30, 2006
	(unaudited)	(unaudited)

Net income (loss)	$12,258	$(617)
Provision for income taxes	7,052	3,004
Interest expense	14,489	14,814
Interest expense on mandatory redeemable shares	—	3,002
Loss on early extinguishment of debt and preferred stock(1)	—	9,201
Depreciation and amortization	10,569	11,400
EBITDA	$44,368	$40,804

(1)             Represents the premium associated with the redemption of all of the outstanding preferred stock, the premium on the redemption of a portion of the senior subordinated notes and the write-off of deferred financing costs associated with the early retirement of a portion of the senior subordinated notes.

DYNCORP INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months Ended
	June 29, 2007	June 30, 2006
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$12,258	$(617)
Adjustments to reconcile net income (loss) to net cash provided by operating activities from continuing operations:
Depreciation and amortization	10,569	11,400
Loss on early extinguishment of debt	—	2,657
Loss on early extinguishment of preferred stock	—	5,717
Amortization of deferred loan costs	753	1,579
Recovery of losses on accounts receivable	(955)	(2,250)
Net income from affiliates	(891)	(446)
Deferred income taxes	1,012	(3,459)
Equity-based compensation	1,205	695
Changes in assets and liabilities:
Restricted cash	(3,591)	—
Accounts receivable	(32,185)	(31,353)
Prepaid expenses and other assets	(3,584)	1,802
Accounts payable and accrued liabilities	24,257	23,612
Redeemable preferred stock dividend	—	(3,695)
Income taxes payable	(5,285)	(2,665)
Net cash provided by operating activities	3,563	2,977

Cash flows from investing activities:
Purchase of property and equipment	(520)	(2,557)
Purchase of computer software	(753)	(622)
Other assets	100	(354)
Net cash used in investing activities	(1,173)	(3,533)

Cash flows from financing activities:
Net proceeds from initial public offering	—	346,446
Redemption of preferred stock	—	(216,126)
Payment of special class B distribution	—	(100,000)
Payments on long-term debt	(35,510)	(28,831)
Premium paid on redemption of senior subordinated notes	—	(2,657)
Premium paid on redemption of preferred stock	—	(5,717)
Payment of deferred financing costs	—	(500)
(Payments) borrowings under other financing arrangements	(543)	3,537
Net cash used in financing activities	(36,053)	(3,848)

Net decrease in cash and cash equivalents	(33,663)	(4,404)
Cash and cash equivalents, beginning of period	102,455	20,573
Cash and cash equivalents, end of period	$68,792	$16,169

DYNCORP INTERNATIONAL INC.
OTHER CONTRACT DATA
(In millions)

	As of
	June 29, 2007	March 30, 2007
	(unaudited)	(unaudited)
Backlog(1):
Funded backlog	$1,012	$1,402
Unfunded backlog	5,003	4,730
Total backlog (2)	$6,015	$6,132

Estimated remaining contract value(3)	$8,912	$8,991

(1)             Backlog consists of orders and options under our contracts.  We define contracted backlog as the estimated value of contract awards received from customers that have not been recognized as sales.  Our backlog consists of funded and unfunded backlog.  Funded backlog is based upon amounts actually appropriated by a customer for payment of goods and services less actual revenue recorded as of the measurement date under that appropriation.  Unfunded backlog is the actual dollar value of unexercised contract options.  Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years.  These options may be exercised at the sole discretion of the customer.  It has been our historical experience, however, that the customer has exercised contract options.

(2)             Included in this total is $3.3 billion from the linguist and translation services contract awarded by the U.S. Army Intelligence and Security Command (INSCOM) to Global Linguist Solutions LLC (GLS), a joint venture of DynCorp International and McNeil Technologies. The incumbent contractor’s protest of the award to GLS was sustained by the Government Accountability Office (GAO).  The company’s backlog and estimated remaining contract value metrics may require future adjustment depending on the outcome of future procurement actions taken by the U.S. Army in implementing the GAO’s recommendation.

(3)             Estimated remaining contract value represents the aggregate contract revenue we estimate will be earned over the remaining life of certain contracts.  When more than one company is awarded a contract for a given work requirement, we include in estimating remaining contract value only our estimate of the contract revenue we expect to earn over the remaining term of the contract.  Funded backlog is based upon amounts actually appropriated by a customer for payment for goods and services.  Because the U.S. federal government operates under annual appropriations, agencies of the U.S. federal government typically fund contracts on an incremental basis.  Accordingly, the majority of the estimated remaining contract value is not funded backlog.  Our estimated remaining contract value is based on our experience under contracts and we believe our estimates are reasonable.  However, there can be no assurance that our existing contracts will result in actual revenues in any particular period or at all.  These amounts could vary depending upon government policies, government budgets, appropriations and the outcome of protested contract awards.

DYNCORP INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 29, 2007	March 30, 2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$68,792	$102,455
Restricted cash	23,815	20,224
Accounts receivable, net of allowances of $2,830 and $3,428	496,059	461,950
Prepaid expenses and other current assets	73,164	69,487
Deferred income taxes	15,452	12,864
Total current assets	677,282	666,980

Property and equipment, net	12,473	12,646
Goodwill	420,180	420,180
Tradename	18,318	18,318
Other intangibles, net	205,166	214,364
Deferred income taxes	14,366	13,459
Other assets, net	17,378	16,954

Total assets	$1,365,163	$1,362,901

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$3,096	$37,850
Accounts payable	145,578	127,282
Accrued payroll and employee costs	89,518	88,929
Other accrued liabilities	124,636	116,308
Income taxes payable	8,687	13,682
Total current liabilities	371,515	384,051

Long-term debt, less current portion	592,388	593,144
Other long-term liabilities	8,338	6,032

Commitments and contingencies

Shareholders’ equity:
Common stock	570	570
Additional paid-in capital	353,450	352,245
Retained earnings	37,907	27,023
Accumulated other comprehensive income (loss)	995	(164)
Total shareholders’ equity	392,922	379,674

Total liabilities and shareholders’ equity	$1,365,163	$1,362,901